EXHIBIT 21


                             IPI, INC. SUBSIDIARIES


As of November 30, 1999, the Company directly or indirectly held 100% of the voting power of the following entities:


                                  State or Other Jurisdiction
                                  ---------------------------
      Name                        of Incorporation or Organization
      ----                        --------------------------------

      Insty-Prints, Inc.          Minnesota
      IPI Holdings, LLC           Minnesota
      IPI Management, LLC         Minnesota
      Texas IPI, L.P.             Texas


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